UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 5, 2007

Dhanoa Minerals Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-129864	98-0470528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1330 Martin Grove Road, Toronto, Ontario, Canada	M9W 4X4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 1-416-838-4348

n/a

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Dhanoa Minerals Ltd. (the “Company”) executed a Share Sale Agreement (“Agreement”) made effective January 23, 2007, in which it acquired an eighty percent (80%) ownership of Promenasa, S.A. (“Promenasa”), an Ecuadorian mining company for $2,400,000 (U.S.) and for shares of the restricted common stock of the Company. Additionally, the Company agreed to loan $7,300,000 to Promenasa for upgrading the mines. The effective date of the Agreement is January 23, 2007.

The Company has made a payment of $1,000,000 and is required to make a second payment of $1,400,000 within five (5) months of closing for the purchase price.

The Company will loan $7,300,000 to Promenasa within six months after the closing for the purpose of upgrading the mines and mill owned by Promenasa; and for additional equipment. The Company made its first loan to Promenasa in the amount of $1,300,000 and will make payments of $1,000,000 every thirty days for the next six months. The loans will be secured by a mortgage and liens covering all of the assets of Promenasa. The loan is due on demand, however, the loan is to be repaid only from cash surpluses generated from mining production by Promenasa. Repayment of the loan ranks in priority ahead of any dividend or distribution payments to the shareholders of Promenasa. The loan does not carry interest.

Promenasa is the owner and the co-operator of the Bonanza, Mollopongo, and Guanache gold mines (Bonanza Group Mines). The Bonanza Group Mines are producing gold mines and a mill, located in the sector Paradise, Pueblo Nuevo of the Canton Ponce Enriquez, County of the Azuay in Ecuador. The Company intends to increase the gold production of the mines by upgrading their equipment, facilities and production technology. The Company will appoint Invictacorp, S.A. as the joint operator of the mine.

On September 23, 2006, the Company signed a letter stating their intent to acquire, subject to due diligence, an 80% interest in Minera Paraiso Minelparsa, S.A. (“Paraiso”). Paraiso is an operating gold mining company located in southern Ecuador. The Company placed $500,000 (US) in escrow with Overseas Mining, S.A. to secure their right to acquire Paraiso. Upon completion of due diligence however, the Company has decided to abandon the acquisition of Paraiso.

Overseas Mining, S.A. has agreed to deposit the $500,000 (US) held in escrow into Promenasa’s bank account in Panama City, Panama. This deposit will be credited toward Dhanoa’s loan obligation to Promenasa.

ITEM 7.01 REGULATION FD DISCLOSURE.

We issued a press release in connection with the acquisition of Promenasa as described in Item 1.01 of this Form 8-K current report, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None

(c) Exhibits.

10	Share Sale Agreement executed on February 5, 2007, made effective January 23, 2007.

99.1	Press Release dated January 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2007

Dhanoa Minerals Ltd.

By:	/s/ Paul Roberts
Name:	Paul Roberts
Title:	Chief Executive Officer and President